SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




        Date of Report (Date of earliest event reported): August 17, 2001




                             COLONIAL TRUST COMPANY
             (Exact name of registrant as specified in its charter)

                           ARIZONA 0-18887 75-2294862
  (State or other jurisdiction of (Commission File No.) (IRS Employer ID No.)
                                 incorporation)



                   5336 N. 19th Avenue, Phoenix, Arizona 85015
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (602) 242-5507


                 ______________________________________________
          (Former name or former address, if changed since last report)

                             COLONIAL TRUST COMPANY

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 5. OTHER EVENTS

     On March 16, 2001, Stevens Financial Group, Inc. ("Stevens") filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (Case No. 01-03105-ECF-RTB) (the "Stevens Bankruptcy Proceeding"). Colonial Trust Company ("Colonial") serves as Trustee under a series of Trust Indentures which secure obligations of Stevens under certain Time Collateralized Certificates and Fixed Rate Investment Certificates (debt instruments).

     Stevens has defaulted on all of its outstanding Collateralized Time Cerificates and Fixed Rate Investment Certificates. Based on information provided to it, Colonial believes that as of the date of Stevens filing of its Chapter 11 Petition, the aggregate unpaid principal amount of such debt instruments was approximately $64 million, and accrued and unpaid interest through the date of the Chapter 11 Petition was approximately $13.5 million.

     Colonial has received a demand letter from counsel for the Official Committee of Investor Creditors in the Stevens Bankruptcy Proceeding. This demand letter, a copy of which is attached hereto as Exhibit 1, alleged that Colonial made certain errors and omissions in the performance of its duties as Indenture Trustee under the above Trust Indentures. In such demand letter, the Official Committee of Investor Creditors stated that it is in a position to commence a lawsuit against Colonial for damages, in the amount of approximately $61 million as of the date of such letter, allegedly suffered by such Investor Creditors. Colonial has provided the letter to its E&O insurance carrier.

     Colonial denies legal liability for the claims set forth in the above demand letter. However, the maximum coverage afforded under applicable insurance policies is $5 million. In the event Colonial incurs liabilities which are not covered by one or more of its insurance policies, such liabilities could have a material adverse impact on the Company's financial condition and results of operations. Moreover, in certain instances such liabilities or other occurrences in the Stevens Bankruptcy Proceeding could affect the Company's Certificate issued by the Arizona Banking Department. Such Certificate must be maintained in order for Colonial to operate as a trust company in Arizona. If the Company were unable to recover the costs and expenses it has incurred to date in connection with the Stevens Bankruptcy Proceeding, or if the Company incurs additional costs and expenses in connection with such Proceeding or in connection with the claims shich have been threatened by the Official Committee of Investor Creditors, this could have a material adverse effect on the Company's financial condition, results of operations, and Certificate issued by the Arizona Banking Department.


ITEM 7.  EXHIBITS

1.   Letter from  Official  Committee of Investor  Creditors  to Colonial  Trust
     Company


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   September 18, 2001.                          COLONIAL TRUST COMPANY

                                            By:      /s/ John K. Johnson
                                                         John K. Johnson
                                             Its Chief Executive Officer